Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (the “Settlement Agreement”) is made by and among (i) Fully-Settling Stockholders and Partially-Settling Stockholders (as defined below), acting directly or through their Stockholders’ Agent, (ii) Yoram Snir (“Snir”), personally and in his capacity as Stockholders’ Agent for all former stockholders of Fiberxon, Inc. (“Fiberxon Stockholders” or “former Fiberxon Stockholders”)), and (iii) MRV Communications, Inc. (“MRV”), all of whom are collectively referred to herein as “the Parties.”

WHEREAS:

WHEREAS, on or about January 26, 2007, MRV, Fiberxon, Lighthouse Transition Corporation, Lighthouse Acquisition Corporation, and Snir executed an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which MRV acquired, through one or more transactions,  all of the shares of Fiberxon (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, of an originally agreed purchase price of approximately $131 million, MRV paid approximately $99 million in cash and stock to the Fiberxon selling stockholders at the time of the closing of the Merger on or about July 1, 2007 (the “Closing”), with approximately $31.5 million treated as deferred compensation (the “Deferred Compensation”) to be  paid in other forms at other times, subject to the terms of the Merger Agreement;

WHEREAS, Section 9.7 of the Merger Agreement appointed Yoram Snir as Stockholders’ Agent for and on behalf of the stockholders of Fiberxon with the duties and responsibilities set forth therein;

WHEREAS, pursuant to Section 9.1 of the Merger Agreement, an aggregate of $18 million of the Deferred Compensation was to be treated as the Set-Off Fund and Special Set-Off Fund, as more fully described in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Snir, as Stockholders’ Agent, has previously established and confirmed contractual authority to agree to, negotiate and enter into settlements and compromises concerning any and all claims regarding the Set-Off Fund and the Special Set-Off Fund, and such authority has not expired;

WHEREAS, pursuant to the Merger Agreement, Snir maintains that he has no current authority to compromise the deferred compensation issues beyond the amounts of the Set-Off Fund and the Special Set-Off Fund, without further action of the former Fiberxon stockholders;

WHEREAS, on March 25, 2009 MRV filed a Complaint for damages with the Superior  Court of the State of California County of Los Angeles, Case No. PC045012 alleging that Snir in his capacity as Stockholders’ Agent and other individuals (who are defined as the California Defendants below), breached certain representations and warranties and committed other wrongful acts in connection with the Merger Agreement (the “California Litigation”), and are allegedly, for various claims and reasons stated therein, not entitled to any element of the deferred compensation;

WHEREAS, after extensive negotiations, no part of which is admissible for any purpose, MRV and Snir, in his capacity as Stockholders’ Agent, have reached an agreement to settle all claims and controversies between them, whether known or unknown, asserted or unasserted, as set forth below, relating to the Set Off Fund and the Special Set Off Fund (the “Set Off Funds Settlement”), which will be binding upon MRV, Snir and the Partially-Settling Stockholders, upon the execution of this Settlement Agreement;

WHEREAS, after extensive negotiations, no part of which is admissible for any purpose, the undersigned Parties have reached an agreement in principle to settle all claims and controversies between them, whether known or unknown, asserted or unasserted, as set forth below, relating to the Remaining Deferred Compensation (as defined below) and all other matters concerning the subject matter of this Settlement Agreement (the “Additional Settlement”), provided however, that the Additional Settlement shall not be binding upon the undersigned Parties unless and until (i) it is approved and executed by former Fiberxon Stockholders holding at least 75% of the outstanding shares of Fiberxon common stock and preferred stock on an as-converted basis at the time of the Closing (“Stockholder Approval”), or (ii) MRV has confirmed the effectiveness of the Additional Settlement in accordance with  Section 4.D. of this Settlement Agreement; and

WHEREAS, the Parties expressly acknowledge that this compromise is intended for the exclusive benefit of the settling parties, and shall not impair or dilute any MRV claim against any person or entity other than a Settling Stockholder, and only as recited herein, and the parties acknowledge that certain releases provided by Snir will bar claims by the Partially-Settling Stockholders against MRV with respect to the amount of the Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund.

NOW, THEREFORE, in consideration of the mutual promises set out in this Settlement Agreement, and for other good and valuable consideration set forth herein, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1.             SETTLEMENT CONSIDERATION

A.            MRV shall pay, solely as a compromise of disputed allegations by the Parties, $1.5 million in full and final satisfaction of any portion of the Deferred Compensation obligation attributable to the Set-Off Fund and the Special Set-Off Fund.  Pursuant to this Settlement Agreement, Snir accepts on behalf of all Fiberxon Stockholders (as that term is used in the Merger Agreement), the amount of $1.5 million as full and final resolution and compromise of any right or interest in, or claim against or about, the Set-Off Fund and the Special Set-Off Fund amounts recited in the Merger Agreement (the “Set-Off Funds Settlement”). The Parties acknowledge that all Fiberxon Stockholders shall be bound by this exclusive compensation for the Set-Off and Special Set-Off Funds pursuant to the Set-Off Funds Settlement, regardless of whether all or less than all Fiberxon Stockholders enter into this Settlement

Agreement or whether this Settlement Agreement becomes effective. The Set-Off Funds Settlement and this Settlement Agreement is intended to and does extinguish, discharge and settle all claims of any Fiberxon Stockholder to any amount of the Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund as set forth in the Merger Agreement other than their right to MRV’s payment of the $1.5 million under the Set-Off Funds Settlement.

B.            MRV shall pay to the Fiberxon Stockholders a compromise amount of the originally prescribed $13.5 million portion of the Deferred Compensation that was not attributable to the Set-Off  Fund and Special Set-Off Fund (defined hereafter as the “Remaining Deferred Compensation”) and was payable under certain terms and conditions under the Merger Agreement.  MRV agrees to pay an amount up to $4.5 million to fully and finally compromise and settle all claims relating to the Remaining Deferred Compensation amount with all Fiberxon Stockholders who approve and execute this Settlement Agreement pursuant to its terms and conditions, subject to MRV’s option to disavow the Additional Settlement if Fiberxon Stockholders representing less than 75% of the shares on an as-converted basis execute this Settlement Agreement as further provided under Section 4.C.  If 100% of the Fiberxon Stockholders execute this Settlement Agreement, then (1) MRV shall pay the full $4.5 million; (2) all Fiberxon Stockholders shall be treated in this Settlement Agreement as “Fully-Settling Stockholders”; (3), the releases of all claims by all Parties as to all matters relating to the subject matter of this Settlement Agreement shall be considered to have been fully executed; and (4) MRV shall make no other payments of the Remaining Deferred Compensation. If less than 100% of the Fiberxon Stockholders execute this Settlement Agreement, and the Additional Settlement becomes effective (either through the execution of this Settlement Agreement by Fiberxon Stockholders holding at least 75% of the shares at the time of Closing, or through the exercise of MRV’s option despite the failure to satisfy such condition) then MRV’s actual payment in settlement of the Remaining Deferred Compensation shall be reduced proportionately so that the payment reflects the  percentage of shares held by Fiberxon Stockholders who execute the Settlement Agreement multiplied by the settlement amount of  $4.5 million (“the Pro Rata Reduced Payment Amount”). Only those Fiberxon Stockholders who approve the Settlement Agreement shall receive a pro rata distribution of the Pro Rata Reduced Payment Amount.

C.            The Fiberxon Stockholders who do not execute this Settlement Agreement as a Fully-Settling Stockholder shall not share in the Pro Rata Reduced Payment Amount, and shall be treated in this Settlement Agreement as “Partially-Settling Stockholders.”  Notwithstanding any other provision of this Settlement Agreement, such Partially-Settling Stockholders shall be deemed to have released their claims to the amount of Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund, as set forth in Section 1.A. by the action taken by the Stockholders’ Agent to settle such claims on their behalf in accordance with the terms of the Merger Agreement, and shall be entitled to receive their pro rata share of the $1.5 million payment made by MRV as settlement of the claims regarding those funds (even though such Fiberxon Stockholders has not executed the Settlement Agreement).  The Partially-Settling Stockholders shall not be deemed to have released their claim to their pro rata portion of the $13.5 million of Remaining Deferred Compensation, subject to any litigation and claims of MRV, and MRV shall not be deemed to have released the Partially-Settling Stockholders from any claims other than such claims as are released pursuant to Section 3.D. of this

Settlement Agreement.  In order for the Partially-Settling Stockholders to receive their portion of the proceeds from the Set Off Funds Settlement, such Fiberxon Stockholder shall be required to execute this Settlement Agreement as a “Partially-Settling Stockholder.”

D.            The $1.5 million payment to be paid in settlement of the amount of the Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund and the Pro Rata Reduced Payment Amount (together defined as the “Total Settlement Amount”), which shall together be up to, but shall not exceed a total of $6 million, shall be paid as follows:

(1)           MRV shall pay the $1.5 million payment for the Set-Off Funds Settlement immediately following the execution of this Settlement Agreement by Snir in his capacity as Stockholders’ Agent.  That $1.5 million payment will be made to Snir in his capacity as Stockholder’s Agent.  The payment will be used first to pay the reasonable expenses of the Stockholders’ Agent and the remainder will be paid by Snir (or his agent) to all of the Partially-Settling Stockholders pro rata in accordance with their holdings of Fiberxon at the time of the Closing.  Snir shall retain a Paying Agent which will have the responsibility of providing payments to the Former Fiberxon Stockholders of their pro rata share of the Set-Off Funds Settlement pursuant to the terms and conditions of this Settlement Agreement.  Snir shall have full responsibility for the conduct of the Paying Agent; any failure of the Paying Agent to make any payment that is owed to any Fiberxon Stockholder; or any misappropriation of funds, malfeasance, conversion or other loss attributable to the Paying Agent.  MRV shall have no responsibility for Snir’s payment of the Set-Off Funds Settlement.  MRV shall have no liability to Snir or any Fiberxon Stockholder, including but not limited to, under any claim, cause of action or demand for indemnification or contribution, for any failure by Snir or his Paying Agent to make full and timely payment of any portion of the the Set-Off Funds Settlement.  Any fees or charges that are required to be paid to the Paying Agent shall be considered reasonable expenses that will be paid out of the Set-Off Funds Settlement Amount.

(2)           Upon the effectiveness of the entire Settlement Agreement, MRV [or its agent] shall pay 75% of the Pro Rata Reduced Payment Amount to the Fully-Settling Stockholders pro rata in accordance with their holdings of Fiberxon at the time of the Closing within 10 days of the Effective Date (as defined below).

(3)           The remaining 25% of the Pro Rata Reduced Payment Amount shall be paid in five equal installments on the first day of each month commencing in the first month that shall begin no earlier than 15 days but no later than 31 days after MRV’s payment of 75% figure above.

(4)           If MRV or anyone acting on MRV’s behalf fails to make payment of any portion of the Total Settlement Amount within 15 days of the date when such payment is due, MRV shall be obligated to pay a late fee equal to 5% annual interest that shall accrue until such payment is made in full.

(5)           MRV (or any person acting on MRV’s behalf) shall have the responsibility of making each payment of the Pro Rata Reduced Payment Amount to each Fully-Settling Fiberxon Stockholder based on the mailing or other payment instructions to be provided by such Fiberxon

Stockholder to MRV. Neither MRV nor Snir shall have any liability or responsibility based on the failure of any Stockholder to provide current and accurate mailing or other payment instructions to MRV.  If MRV retains an individual or entity to make payments of the Pro Rata Reduced Payment Amount t (“Paying Agent”), MRV shall have sole responsibility for the fees or other charges that may be provided to the Paying Agent.  MRV shall have full responsibility for the conduct of the Paying Agent; any failure of the Paying Agent to make full payment that is owed to each Fiberxon Stockholder; or any misappropriation of funds, malfeasance, conversion or other loss attributable to the Paying Agent.  The failure of the Paying Agent to make payments owed pursuant to this Settlement Agreement, or any losses of the Pro Rata Reduced Payment Amount caused by or attributable to the Paying Agent, shall not reduce or diminish MRV’s responsibility to make full payment of the Total Settlement Amount that is owed to each Fiberxon Stockholder.

(6)           Snir shall have no responsibility for MRV’s payment of the Pro Rata Reduced Payment Amount.  Snir shall have no liability to MRV or any Fiberxon Stockholder, including but not limited to, under any claim, cause of action or demand for indemnification or contribution, for any failure by MRV or the Paying Agent to make full and timely payment of any portion of the the Pro Rata Reduced Payment Amount. Snir makes no representation or warranty to any Fiberxon Stockholder concerning MRV’s liquidity, cash flow or ability to make the Total Settlement Amount.  Snir assumes no responsibility and shall have no obligation to bring or pursue any claims, demands, suits, or causes of action by or on behalf of any Fiberxon Stockholder based on any alleged failure by MRV to pay any portion of the Total Settlement Amount.

E.             Attached as Exhibit A hereto is a schedule of the former Fiberxon Stockholders indicating the number of shares owned and the percentage ownership, calculated on the basis of the outstanding shares of common stock and preferred stock on an as-converted basis, as of the Closing of the Merger.  The Parties acknowledge and agree that Exhibit A is accurate and complete.

2.             CALIFORNIA DEFENDANTS

A.            Charpen Zhang, Jack Lu, and Daniel Lui are former Fiberxon Stockholders and are named defendants in the California Litigation. They shall be collectively referred to as “California Defendants,” but that term as used in this Settlement Agreement shall not include Li Hsu, who is not a party to this Settlement Agreement. Jason Sun and Ming Wang are also defendants in the California Litigation but are not included as California Defendants and shall be treated as Fully-Settling Stockholders if they execute the Settlement Agreement on behalf of themselves and any entity they control that held Fiberxon shares at the Closing of the Merger, including, but not limited to, Starry Holdings Limited (“Starry Holdings”).  The California Defendants shall be treated as Partially-Settling Stockholders for purposes  of this Settlement Agreement pursuant to Snir’s authority as set forth in the Merger Agreement to settle and compromise all claims concerning the amount of the Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund.  The California Defendants shall each be given the option to also execute the Settlement Agreement and thereby settle entirely their entitlement or claim to their pro rata share of the Deferred Compensation. Any California Defendant who executes the Settlement Agreement shall be entitled to receive his pro rata share of the Total Settlement Amount as though he were a Fully-Settling Stockholder.

B.            If any California Defendant executes the Settlement Agreement, MRV shall provide such California Defendant with the identical release as provided to the Fully-Settling Stockholders in Section 3.A of this Settlement Agreement with the following exception that the release to the California Defendants is understood and deemed to carve out, not apply to, and  preserve all MRV claims and causes of action against any or all of the California Defendants concerning or relating to (1) the formation, creation, or operation of Superxon; (2) damage to Fiberxon relating to or caused by the operation of Superxon; (3) tortious interference with any MRV or Fiberxon customer; or (4), the inducement of Fiberxon or MRV employees to breach any of their duties owed to Fiberxon or MRV.  MRV shall not preserve any claims or causes of action against the California Defendants other than as expressly provided herein.  If Jason Sun or Ming Wang, on behalf of themselves and any entity they control that held Fiberxon shares at the Closing of the Merger, including but not limited to, Starry Holdings, execute the Settlement Agreement, they and any such entity shall receive the identical release provided to Fully-Settling Stockholders as set forth in Section 3.A. of this Settlement Agreement.  Pursuant to this Settlement Agreement, MRV shall dismiss the California Litigation without prejudice only against those California Defendants who execute the Settlement Agreement.  MRV shall also dismiss the California Litigation with prejudice against Jason Sun and Ming Wang if they execute the Settlement Agreement on behalf of themselves and any entity that they control that held Fiberxon shares at the Closing of the Merger, including, but not limited to, Starry Holdings.

C.            If any California Defendant, or if Jason Sun or Ming Wang, on behalf of themselves or any entity they control that held Fiberxon shares at the Closing of the Merger, including but  not limited to Starry Holdings,, do not execute the Settlement Agreement, they shall be released only as a Partially-Settling Stockholder as set forth in Section 3.D. of this Settlement Agreement.

3.             RELEASE OF CLAIMS

The claims released in Sections 3.A. through Section 3.F of this Settlement Agreement shall be collectively referred to as the “Released Claims.”

A.            MRV, on behalf of itself and its subsidiaries, predecessors, successors, predecessors in interest, successors in interest, parent entities, affiliates, divisions, or assigns, and all of their present, past and future officers, directors, employees, shareholders, principals, agents, attorneys, consultants, bankers,  insurers, and any other representatives, does hereby fully and completely release, dismiss, and discharge Snir, on behalf of himself and the former Fiberxon stockholders who have executed this Settlement Agreement (the “Fully-Settling Stockholders”), and all of their respective present or past heirs, families, executors, estates, administrators, predecessors in interest, successors in interest, successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, shareholders, partners, partnerships, limited liability companies, insurers, trustees, financial or investment advisors, consultants, accountants and personal or legal representatives, from any and all rights, actions, causes of action, allegations, claims, suits, debts, dues, sums of money, accounts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys’ fees), damages, reckonings, specialties, trespasses, judgments, and accusations whatsoever, of whatever kind or nature, whether now known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, suspected or unsuspected, that have been, could have been or in the future could be or might be asserted, including, without limitation, any claims, whether individual, class, direct, derivative, representative, legal, equitable or in any other capacity, arising under federal statutory, state or common law, local statutory or common law, or any law, rule or regulation, including the law of any jurisdiction outside the United States, (including allegations of fraud, breach of the duty of care, breach of the duty of loyalty, breach of any other duty, misrepresentation or omission, negligence, gross negligence, or recklessness, “quasi-appraisal,” breach of contract, breach of trust, corporate waste, ultra vires actions, unjust enrichments, promissory fraud, indemnification, contract excuse, failure of condition, impossibility of performance, breach of non-competition contract, tortious interference with non-competition contracts, tortious interference with employment contracts, conspiracy, and civil conspiracy), and whether based on contract, tort, statutory or other legal or equitable theory of recovery, arising from anything whatsoever that has occurred up until and including the Effective Date of this Settlement Agreement, including without limitation,

(1)           the negotiation, execution, and performance of the Merger Agreement or any related agreement or transaction;

(2)           Fiberxon’s financial statements and any alleged representation, misrepresentation, or alleged omission by Fiberxon or the Settling Stockholders;

(3)           the legal and factual allegations and claims set forth in the complaints or other pleadings filed by MRV in the California Litigation and in China;

(4)           any other alleged representation, misrepresentation or alleged omission by Fiberxon, Snir and the Settling Stockholders; and

(5)           any and all claims for attorneys’ fees and costs.

B.            Snir and the Fully-Settling Stockholders, and their subsidiaries, affiliates, officers, directors, employees, shareholders, principals, agents, attorneys, and any other representatives, do(es) hereby fully and completely release, dismiss, and discharge MRV and all of its present or past heirs, executors, estates, administrators, predecessors in interest, successors in interest, successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, and any other representatives   from any and all rights, actions causes of action, allegations, claims, suits, debts, dues, sums of money, accounts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys’ fees), damages, reckonings, specialties, trespasses, judgments, and accusations whatsoever, of whatever kind or nature, whether now known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, suspected or unsuspected, that the have been could have been, or in the future might be or could be asserted, including, without limitation, any claims, whether individual, class, direct, derivative, representative, legal, equitable or in any other capacity, arising under federal statutory, state or common law, local statutory or common law, or any law, rule or regulation, including the law of any jurisdiction outside the United States (including allegations of fraud, breach of the duty of care, breach of the duty of loyalty, breach of any other duty, misrepresentation or omission, negligence, gross negligence, or recklessness, “quasi-appraisal,” breach of contract, breach of trust, corporate waste, ultra vires actions, unjust enrichments, promissory fraud, indemnification, contract excuse, failure of condition, impossibility of performance, breach of non-competition contract, tortious interference with non-competition contracts, tortious interference with employment contracts, conspiracy, and civil conspiracy), and whether based on contract, tort, statutory or other legal or equitable theory of recovery, arising from any matter that is the subject of this Settlement Agreement that has occurred up until and including the Effective Date of this Settlement Agreement, including without limitation,

(1)           the negotiation, execution and performance of the Merger Agreement;

(2)           MRV’s financial statements and any other alleged representation, misrepresentation, or alleged act or omission by MRV

(3)           any consideration paid or unpaid by MRV relating to the Merger Agreement.

C.            Upon execution of this Settlement Agreement by Snir and MRV, Snir, on behalf of himself and all former Fiberxon Stockholders, and their subsidiaries, affiliates, officers, directors, employees, shareholders, principals,  agents, attorneys, and any other representatives, does hereby fully and completely release, dismiss, and discharge MRV and all of its present or past heirs, executors, estates, administrators, predecessors in interest, successors in interest, successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, and any other representatives   from any and all rights, actions causes of action, allegations, claims, suits, debts, dues, sums of money, accounts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys’ fees), damages, reckonings, specialties, trespasses, judgments, and accusations whatsoever, of whatever kind or nature, whether now known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, suspected or unsuspected, that the have been could have been, or in the future might be or could be asserted, including, without limitation, any claims, whether individual, class, direct, derivative, representative, legal, equitable or in any other capacity, arising under federal statutory, state or common law, local statutory or common law, or any law, rule or regulation, including the law of any jurisdiction outside the United States, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, in connection with, arising from, or related in any way to the $18 million of Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund as set forth by the Merger Agreement.

As  a result of the execution of this Settlement Agreement by Snir in his capacity as Stockholders’ Agent, all Fiberxon Stockholders shall be deemed to have irrevocably waived, relinquished and foregone any claim, right, or cause of action relating in any manner related to the amount of the Deferred Compensation payable from the Set-Off Fund and the Special Set-Off Fund or to any effect that payment or non-payment of any amount from the Set-Off Fund and Special Set-Off Fund allegedly may have on the size of, or claims concerning, the Remaining Deferred Compensation.

D.            MRV, and it subsidiaries, affiliates, officers, directors, employees, shareholders, principals,  agents, attorneys, and any other representatives, does hereby fully and completely release, dismiss, and discharge Snir and the Partially-Settling Stockholders, and all of their present or past heirs, executors, estates, administrators, predecessors in interest, successors in interest, successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, and any other representatives  from any and all rights, actions causes of action, allegations, claims, suits, debts, dues, sums of money, accounts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys’ fees), damages, reckonings, specialties, trespasses, judgments, and accusations whatsoever, of whatever kind or nature, whether now known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, suspected or unsuspected, that the have been could have been, or in the future might be or could be asserted, including, without limitation, any claims, whether individual, class, direct, derivative, representative, legal, equitable or in any other capacity, arising under federal statutory, state or common law, local statutory or common law, or any law, rule or regulation, including the law of any jurisdiction outside the United States, and whether based on contract, tort, statutory or other legal or equitable theory of recovery, in connection with, arising from, or related in any way to the $18,000,000 of Deferred Compensation that is attributable to  the Set-Off and Special Set-Off Funds as set forth by the Merger Agreement.  MRV expressly reserves all of its other claims and rights with respect to the Deferred Compensation.

E.             The Partially-Settling Stockholders, Fully-Settling Stockholders, the California Defendants, Jason Sun and Ming Wang (and any entity that they control that held Fiberxon shares at the  Closing of the Merger, including but not limited to, Starry Holdings), on the one hand, and Snir, on the other hand, and their respective present, past or future officers, directors, employees, agents, predecessors, successors, predecessors in interest, successors in interest, parent entities, affiliates, subsidiaries, and  assigns, and their heirs, families, executors, estates, administrators, attorneys, shareholders, partners, partnerships, limited liability companies, insurers, trustees, financial or investment advisors, consultants, accountants and personal or legal representatives, do hereby fully and completely release, dismiss and discharge, on a mutual basis, any and all rights, actions, causes of action, allegations, claims, suits, debts, sums of money, accounts, liabilities, demands, promises, agreements, costs, expenses, damages, reckonings, specialties, trespasses, judgments and accusations, whatsoever, of whatever kind or nature, whether now known or unknown, suspected or unsuspected, contingent or absolute, disclosed or undisclosed, matured or unmatured, that have been, could have been, or in the future could be might be asserted, including, without limitation, any claims, whether individuals, class, direct, derivative, representative, legal, equitable or in any other capacity, arising under federal statutory, state or common law, local statutory or common law, or any law, rule, regulations, including the law of any jurisdiction outside the United States, (including allegations of fraud, breach of the duty of care, breach of the duty of loyalty, breach of any other duty, misrepresentation or omission, negligence, gross negligence or recklessness, “quasi-appraisal,” breach of contract, breach of trust, corporate waste, ultra vires actions, unjust enrichments, promissory fraud, indemnification, contract excuse, failure of condition, impossibility of performance, breach of non-competition contracts, tortious interference with non-competition contracts, tortious interference with employment contracts, conspiracy and civil conspiracy), and whether based on contract, tort, statutory or other legal or equitable theory of recovery, arising from any matter whatsoever concerning the subject matter of this Settlement Agreement, including without limitation:

(1)           the negotiation, execution and performance of the Merger Agreement or any related agreement or transaction;

(2)           the legal and factual allegations and claims set forth in the complaints or other pleadings filed by MRV in the California litigation or in China;

(3)           Snir’s performance and conduct as Stockholders’ Agent;

(4)           this Settlement Agreement, including, but not limited to, the negotiation, execution and implementation thereof;

(5)           the settlement, compromise and discharge of MRV’s obligation to make payment of the deferred compensation attributable to the Set-Off and Special Set-Off Funds; and

(6)           the performance by MRV or any Fiberxon stockholder in connection with this Settlement Agreement, including the payment, partial payment or non-payment by MRV of any portion of the Total Settlement Amount; and

(7)           any actions, inaction, conduct, misconduct, malfeasance, omissions and/or performance of any Paying Agent retained by Snir to provide payments to the former Fiberxon Stockholders of the $1.5 million in settlement of the Set-Off Funds or any portion thereof, including, but not limited to, the failure of the Paying Agent to make timely and appropriate payments to the former Fiberxon Stockholders.

Notwithstanding any provision of this Section or any other provision of the Settlement Agreement, Snir shall be entitled to be reimbursed from the $1.5 million of the Total Settlement Amount that is attributable to the Set-Off Fund and the Special Set-Off Fund for expenses and costs that have been incurred by Snir or his representatives and agents, including attorneys, that are related to or concern the administration or performance of his duties and responsibilities as Stockholders’ Agent, including the negotiation, drafting, execution and implementation of this Settlement Agreement.

RELEASES FOR SET-OFF FUNDS SETTLEMENT ONLY

F.             MRV, on behalf of itself and its subsidiaries, predecessors, successors, predecessors in interest, successors in interest, parent entities, affiliates, divisions, or assigns, and all of their present, past and future officers, directors, employees, shareholders, principals, agents, attorneys, consultants, bankers,  insurers, and any other representatives, does hereby fully and completely release, dismiss, and discharge Snir, on behalf of himself and as Stockholders’ Agent for the former Fiberxon stockholders  of his present or past heirs, family, executors, estates, administrators, predecessors in interest, successors in interest, successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, shareholders, partners, partnerships, limited liability companies, insurers, trustees, financial or investment advisors, consultants, accountants and personal or legal representatives, from any and all rights, actions, causes of action, allegations, claims, suits, debts, dues, sums of money, accounts, liabilities, demands, promises, agreements, costs, expenses (including but not limited to attorneys’ fees), damages, reckonings, specialties, trespasses, judgments, and accusations whatsoever, of whatever kind or nature, whether now known or unknown, contingent or absolute, disclosed or undisclosed, matured or unmatured, suspected or unsuspected, that have been, could have been or in the future could be or might be asserted, including, without limitation, any claims, whether individual, class, direct, derivative, representative, legal, equitable or in any other capacity, arising under federal statutory, state or common law, local statutory or common law, or any law, rule or regulation, including the law of any jurisdiction outside the United States, (including allegations of fraud, breach of the duty of care, breach of the duty of loyalty, breach of any other duty, misrepresentation or omission, negligence, gross negligence, or recklessness, “quasi-appraisal,” breach of contract, breach of trust, corporate waste, ultra vires actions, unjust enrichments, promissory fraud, indemnification, contract excuse, failure of condition, impossibility of performance, breach of non-competition contract, tortious interference with non-competition contracts, tortious interference with employment contracts, conspiracy, and civil conspiracy), and whether based on contract, tort, statutory or other legal or equitable theory of recovery, arising from anything whatsoever that has occurred up until and including the date of the Set-Off Funds Settlement, including without limitation,

(1)           the negotiation, execution, and performance of the Merger Agreement or any related agreement or transaction;

(2)           Fiberxon’s financial statements and any alleged representation, misrepresentation, or alleged omission by Fiberxon or the Settling Stockholders;

(3)           the legal and factual allegations and claims set forth in the complaints or other pleadings filed by MRV in the California Litigation and in China;

(4)           any other alleged representation, misrepresentation or alleged omission by Fiberxon, Snir and the Settling Stockholders;  and

(5)           any and all claims for attorneys’ fees and costs.

G.            The term “unknown” in the definition of the Released Claims as set forth above includes claims that MRV, Snir, the Fully-Settling Stockholders, Partially-Settling Stockholders, the California Defendants, Jason Sun and Ming Wang (and any entities they control that held Fiberxon shares at the Closing of the Merger, including but not limited to, Starry Holdings) and any or all other persons or entities whose claims are released, do not know or suspect to exist, which, if known by him, her or it, might affect his, her or its agreement to make these releases.  Upon the effective date of the Settlement Agreement, all persons and entities whose claims are being released, shall be deemed to have, and shall have, expressly waived, and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of § 1542 of the California Civil Code, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS, WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR

AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

In addition, all other persons and entities whose claims are being released, also shall be deemed, upon the effective date of the Settlement Agreement, to have, and shall have, waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common laws, or the law of any jurisdiction outside the United States, which is similar, comparable or equivalent to § 1542 of the California Civil Code.  The Parties acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this Settlement Agreement, but that it is their intention to fully, finally and forever settle and release all known and unknown claims, as set forth herein.

4.             STOCKHOLDER APPROVAL

A.            Snir hereby expressly represents and warrants that he is presently the duly authorized Stockholders’ Agent pursuant to the Merger Agreement, and presently possesses the power, duties, responsibilities, and authority of the Stockholders’ Agent as set forth in the Merger Agreement, including the right to sign and bind the Fiberxon Stockholders with respect to the Set Off and Special Set Off Funds.  Other than as expressly set forth herein, Snir makes no other representations and warranties.

B             Snir shall not be subject to any claims, demands, or suits by MRV with respect to the negotiation, execution, performance or implementation of this Settlement Agreement.  MRV shall not seek, demand or require Snir to indemnify MRV or hold MRV harmless for any claims, demands, causes of action, or suits that are brought by any former Fiberxon stockholder against MRV relating to or concerning this Settlement Agreement, other than any claim that he did not have authority to bind Fiberxon Stockholders to the settlement of the Set Off and Special Set Off funds.

C.            Snir reviewed the terms of this proposed Settlement Agreement with the Fiberxon Stockholders at a meeting of the Fiberxon Stockholders that was held on December 17, 2009.  Snir informed the Fiberxon Stockholders of his intent to execute this Settlement Agreement in his capacity as Stockholders’ Agent and settle all claims relating to the Set-Off Fund and the Special Set-Off Fund.

With respect to the settlement of the Remaining Deferred Compensation, in the absence of approval and signature of this Settlement Agreement within 30 days of the Stockholders Meeting, by Fiberxon Stockholders who held at least 75% of the total outstanding Fiberxon common and preferred stock on an as-converted basis at the time of the Closing, MRV shall have the option to disavow this Settlement Agreement  as to the Remaining Deferred Compensation as defined above  and to treat this Settlement Agreement as being binding only as to the settlement of the amount of the Deferred Compensation that is attributable to the Set-Off Fund and the Special Set-Off Fund.  Such determination which shall be irrevocable shall be made by MRV within 30 days of the last day for acceptance by Fiberxon Stockholders of the Settlement Agreement and communicated in writing to Snir within such time period.

Notwithstanding any provision of the Settlement Agreement, the Set-Off Funds Settlement shall be fully effective, binding and enforceable on MRV, Snir, and the Fiberxon Stockholders regardless of whether the Settlement Agreement is executed by any Fiberxon Stockholders. If only the Set-Off Funds Settlement becomes effective, then Snir’s and the Fiberxon Stockholders’ release set forth in Section 3.C and MRV’s release set forth in Section 3.F. will become effective.  However, to receive their pro rata distribution of the Set-Off Funds Settlement, each Fiberxon Stockholder must execute this Settlement Agreement to release Snir as if he were a Partially-Settling Stockholder pursuant to the release set forth in Section 3.E. of this Settlement Agreement.

D.            Each former Fiberxon stockholder shall have 30 days from the date of the Stockholder Meeting referred to in Section 4.C. of this Settlement Agreement to approve the Settlement Agreement by executing the Settlement Agreement and providing the executed Settlement Agreement to MRV.  The failure of any Fiberxon Stockholder to execute the Settlement Agreement within 30 days of the Stockholder Meeting shall be considered and treated as a rejection of the Settlement Agreement by the Stockholder.  However, any Stockholder who (a) did not receive notice of the Stockholder Meeting through no fault or diligence of such stockholder; (b) received notice of the Stockholder Meeting but demonstrates  good cause for not participating in the meeting; or (c) received notice of the Stockholder Meeting but did not receive the settlement proposal through no fault or lack of diligence of such stockholder and although participating in the Stockholder Meeting, wanted to review the written settlement proposal before determining whether to accept the settlement, will be allowed 45 days from the date of the stockholder meeting to execute the Settlement Agreement.  Any inaction after that date will be deemed a rejection of the Settlement Agreement by the Fiberxon Stockholder and such Fiberxon Stockholder shall be deemed only a Partially-Settling Stockholder. MRV shall have the sole option to allow Partially-Settling Stockholders to execute this Settlement Agreement after this date. Notwithstanding any provision of this Settlement Agreement, the Fiberxon Stockholders shall have up to 180 days from the date that Snir executes the Settlement Agreement to provide the required release  to Snir (or any Paying Agent retained by Snir) in order to obtain their pro rata share of the Set-Off Funds Settlement.

E.             For purposes of this Settlement Agreement, the “Effective Date” as to the Pro Rata Remaining Amount, up to $4.5 million, shall be the date when the Settlement Agreement has been executed by MRV and by Snir and (1) holders of at least 75% of the outstanding Fiberxon common and preferred stock on an as-converted basis at the time of the Closing have provided executed Settlement Agreements to MRV, subject to the terms  and conditions of Sections 4.C and 4.D of this Settlement Agreement; or (2) holders of less than 75% of the outstanding Fiberxon common and preferred stock on an as-converted basis at the time of the Closing have provided executed Settlement Agreements to MRV subject to the terms and conditions of Sections 4.C and 4.D of this Settlement Agreement and MRV provides written notice to Snir that MRV has elected to exercise its option to declare that the Settlement Agreement is effective, binding and enforceable in its entirety.

5.             MRV’S LITIGATION IN CHINA

All parties acknowledge that this Settlement Agreement is not intended to have, and shall not have, any direct or indirect effect concerning or regarding MRV’s ongoing litigation in China involving the entity known as Superxon.  However, Snir and all Fully-Settling Stockholders other than the California Defendants shall be released from any and all claims, causes of action, allegations, demands, losses, suits, liabilities, fees, costs, expenses or damages that relate to or concern Superxon; arise out of MRV’s China litigation against Superxon; or in any other manner relate to or concern MRV’s past, present or future claims, causes of action or factual or legal allegations in the China litigation.  Nothing in this provision shall affect or diminish the scope of the release provided by MRV to the Fully-Settling Stockholders in Section 3.A. above.

6.             DISMISSAL FROM THE CALIFORNIA LITIGATION

Within ten days of the Effective Date of this Settlement Agreement, counsel for MRV shall advise the Los Angeles County Superior Court that MRV shall dismiss with prejudice all claims against Snir, (and against Jason Sun and Ming Wang only if they have executed the Settlement Agreement on behalf of themselves and any entity they control that held Fiberxon shares at the Closing of the Merger, including but not limited to, Starry Holdings) and dismiss without prejudice those California Defendants who have executed the Settlement Agreement.  MRV shall take any and all necessary measures to obtain the dismissal with prejudice of the California Litigation against Snir (and against Jason Sun and Ming Wang only if they have executed the Settlement Agreement on behalf of themselves and any entity they control that held Fiberxon shares at the Closing of the Merger, including but not limited to, Starry Holdings) and the dismissal without prejudice of California Defendants who have executed the Settlement Agreement.  If only the Set-Off Funds Settlement becomes effective, MRV shall undertake all necessary measures to obtain the dismissal of Snir with prejudice from the California Litigation within 10 days from the date that MRV provides written notice to Snir pursuant to Section 4.C. of this Settlement Agreement.

7.             NON-DISPARAGEMENT

Snir and MRV’s officers, employees, agents, representatives and directors with knowledge of this Settlement Agreement, agree not to disparage the other party, their businesses, or their officers, directors, employees, partners or members with respect to any matter that is the subject of this Settlement Agreement.

8.             NO ADMISSION OF LIABILITY

This Settlement Agreement is a compromise of disputed claims and does not in any way constitute (a) an admission by either Party of the truth or falsity of any claims heretofore made, or (b) an acknowledgment or admission by either party of any liability or responsibility, past, present or future, for the matters released by and through this Settlement Agreement.

9.             WARRANTY AGAINST ASSIGNMENT

The Parties, on behalf of their successors and assigns, hereby warrant and covenant that they have not transferred or assigned to any third party any claims or demands that they have or may have against any of the Parties to this Settlement Agreement or against any of their respective present or former officers, directors, investors, shareholders, partners, members, joint venturers, parents, subsidiaries, predecessor or successor corporations, attorneys, agents, representatives and assigns, arising out of, or in connection with anything whatsoever relating to the dispute or the released matters.

10.           SCOPE OF RELEASE

The provisions of this Settlement Agreement shall inure to the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of any released or releasing party.  Except as otherwise expressly provided herein, this Settlement Agreement shall not and does not create any rights in any third persons.  Nothing in this section shall be construed to permit any assignment which would be unauthorized or void pursuant to any other part of this Settlement Agreement.

11.           REPRESENTATION BY COUNSEL

The Settlement Agreement has been reviewed by counsel to Snir and MRV. Snir and MRV acknowledge that they have been represented by independent counsel of their choice throughout all negotiations which preceded the execution of this Settlement Agreement and that MRV and Snir have had the opportunity to discuss fully the terms of this Settlement Agreement with such independent legal counsel.  Each Partially-Settling Stockholder and Fully-Settling Stockholder is entitled to discuss and review the terms of this Settlement Agreement with his, her or its own counsel.  Nonetheless, all Parties who execute the Settlement Agreement, including the Fully-Settling Stockholders, respectively acknowledge and represent that they have reviewed this Settlement Agreement and that they have entered into this Settlement Agreement freely and voluntarily, notwithstanding the fact that a Fully-Settling Stockholder did not discuss or review the terms of this Settlement Agreement with independent counsel.

12.           FEES AND EXPENSES

Each Party to this Settlement Agreement will bear its own costs, expenses and attorneys’ fees incurred in, arising out of, or in any way relating to the matters released herein. However, notwithstanding this provision or any other provision of the Settlement Agreement, Snir shall be entitled to be reimbursed from the portion of the Total Settlement Amount that is attributable to the Set-Off Fund and the Special Set-Off Fund for the expenses and costs incurred by Snir or his agents and representatives, including attorneys, in the performance or administration of his duties as Stockholders’ Agent, including but not limited to, the negotiation, drafting, execution and implementation of this Settlement Agreement, prior to his payment to the Stockholders of their pro rata interest in such amount. MRV shall have no liability, direct or indirect, for any claim by any stockholder concerning any aspect of Snir’s payment or deduction for attorneys fees or other expenses.

13.           AUTHORITY TO EXECUTE

The individuals executing this Settlement Agreement in a representative capacity on behalf of legal entities expressly represent and warrant that they are fully authorized and empowered to execute this Settlement Agreement on behalf of the Party on whose behalf they are signing.

14.           CHOICE OF LAWS AND FORUM.

This Settlement Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California, as applied to contracts made and to be performed in California. Moreover, should any Party choose to sue to enforce or contest this Settlement Agreement, the Parties agree that any such lawsuit will be brought in the United States District Court for the Central District of California or a Superior Court for the County of Los Angeles.

15.           CONFIDENTIALITY

The Parties each agree to use their best efforts to maintain in confidence the contents and terms of this Settlement Agreement, the consideration for this Settlement Agreement, the performance of this Settlement Agreement, and the settlement negotiations of the Parties leading to this Settlement Agreement (hereinafter collectively referred to as “Settlement Information”).  Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each party agrees that it will not publicize, directly or indirectly, the Settlement Information.  The Parties agree to take every reasonable precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, and governmental entities that have a reasonable need to know such Settlement Information.  This provision shall not restrict in any way the Parties’ ability to disclose information concerning this Settlement Agreement pursuant to their obligations under federal and state law.  No disclosure by the Parties of information relating to this Agreement in any form filed with the United States Securities and Exchange Commission or to any federal or state taxing authority shall be deemed to violate this provision, and all such information so disclosed shall no longer be subject to this Section. The Parties agree that either Party may issue a press release, after this Settlement Agreement becomes binding and enforceable, that confirms that the Parties have entered into a settlement agreement relating to the California Litigation and to the amount of consideration provided in connection with the Merger Agreement.  The Parties agree that any additional release of information will require approval by both Parties, which approval will not be unreasonably withheld.

16.           TOLLING AGREEMENT

The Tolling Agreement executed by Snir and MRV shall be extended until a) a determination as to whether this Settlement Agreement becomes effective, binding or fully enforceable, pursuant to the terms and conditions set forth in Section 4.C. and 4.E of this Settlement Agreement; or b) March 1, 2010, whichever occurs earlier.

17.           MISCELLANEOUS PROVISIONS

A.            This Settlement Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.  This Settlement Agreement may be executed by facsimile signature(s), including scanned signature(s) transmitted by electronic mail, which facsimile signature(s) the parties agree shall be deemed for all purposes as originals.

B.            If any provision of this Settlement Agreement or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Settlement Agreement, and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Settlement Agreement other than such invalid or unenforceable provision, shall be valid and enforceable.

C.            No provision of this Settlement Agreement shall be interpreted for or against any Party because that Party or its attorney drafted the provision.

D.            The section and paragraph headings in this Settlement Agreement are for convenience and reference only, and shall not be deemed to alter or affect the provisions thereof.

E.             Payments made to Snir and to the former Fiberxon Stockholders shall be made to such stockholders and mailed to the address as indicated on the signature pages hereto.

18.           ENTIRE AGREEMENT

A.            This Settlement Agreement constitutes the entire understanding and agreement between the Parties.

B.            Except as expressly provided herein, all prior and/or contemporaneous discussions, negotiations, agreements and writings, have been and are superseded by this Settlement Agreement.  No changes in or additions to this Settlement Agreement shall be valid, enforceable or recognized, unless made in a writing and signed by the Parties.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement.

Dated: December 19, 2009	Yoram Snir, Stockholders’ Agent for the Former Stockholders of Fiberxon, Inc.

	By:	/s/ Yoram Snir / by Jared Kopel
Yoram Snir, as Stockholders’ Agent of Fiberxon, Inc., a former Delaware Corporation

Dated: December 18, 2009	MRV Communications, Inc.

	By:	/s/ Noam Lotan
N. Lotan

	Title:	CEO

Execution by Former Fiberxon Stockholder:

I,                                 , represent that I have reviewed this Settlement Agreement and choose freely and voluntarily to execute this Settlement Agreement and to be bound by its terms and conditions as:

CHECK ONLY ONE BOX:

I do not approve of the entire Settlement Agreement. I agree to participate as a Partially Settling Stockholder in the Set-Off Funds Settlement and obtain my pro rata share of that Settlement. As a condition of participating in the Set-Off Funds Settlement, I agree and acknowledge that the release of Yoram Snir in his capacity as Stockholders’ Agent as set forth in Section 3.E of this Settlement Agreement shall be effective and binding on me.

☐

I approve of the entire Settlement Agreement, and acknowledge and agree that all of the terms and conditions set forth therein shall be effective and binding on me.	☐

Dated: , 2009

By:

Title: